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                                                                    Exhibit 24.4


                [NETHERLAND SEWELL & ASSOCIATES, INC. LETTERHEAD]


            CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS


           We consent to the use in the Registration Statement on Form S-3 of Patina Oil & Gas Corporation of our name, and the statements with respect to us, as appearing under the headings "Business" and "Experts" in the Prospectus.


                                           NETHERLAND, SEWELL & ASSOCIATES, INC.


                                           By: /s/ Frederic D. Sewell
                                               -----------------------
                                               Frederic D. Sewell
                                               President


Dallas, Texas
October 15, 1997